Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 23, 2008, relating to the financial statements, which appears in this Form 10-K.

/s/ DeLeon & Company, P.A.
Certified Public Accountants
Pembroke Pines, Florida

May 27, 2008